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                                                                    EXHIBIT 99.1

                     FORM OF PROXY CARD FOR MCE SHAREHOLDERS

                             MCE TECHNOLOGIES, INC.
                                 310 DINO DRIVE
                            ANN ARBOR, MICHIGAN 48103

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the notice of the Special Meeting of Shareholders of MCE Technologies, Inc. (the "Corporation"), to be held on _____, __, 2003, at ___ _.m., local time ("Special Meeting") at _______________________ and the Proxy Statement/Prospectus, both dated ____, 2003, in connection therewith, and (2) appoints John L. Smucker and Jon E. Carlson as proxies, each with the power to act alone and to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock in the Corporation which the undersigned is entitled to vote as of ______ __, 2003, the record date, at the Special Meeting and any and all adjournments or postponements thereof, upon the matters referred to below, and upon any and all other matters which properly may be brought before the meeting.

     The Board of Directors unanimously recommends a vote "FOR" Proposal 1.

Please mark your votes as indicated [X]

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 27, 2003, BY AND AMONG MCE, MICHAEL J. ENDRES, ON BEHALF OF THE SHAREHOLDERS AND WARRANTHOLDERS AS THE SHAREHOLDERS' REPRESENTATIVE, AEROFLEX INCORPORATED AND MCE ACQUISITON CORPORATION, AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                 FOR          AGAINST          ABSTAIN
                [  ]           [  ]              [  ]

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the shares represented by this Proxy when property executed will be voted "FOR" Proposal 1.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, or as executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     By execution of this proxy, the undersigned shareholder (a) replaces any prior proxies executed by the undersigned, and (b) confers upon the above-appointed proxies the discretionary authority to vote upon any other matters which may properly come before the meeting.

     PLEASE EXECUTE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.


                            -------------------------
                            Signature


                            -------------------------
                            Signature if held jointly
                            Dated:_________, 2003